SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.)

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                              Franklin Alternative Strategies Funds

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Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

IMPORTANT NOTICE OF INTERNET AVAILABILITY
 OF INFORMATION STATEMENT

This notice provides only an overview of the more complete Information Statement that is available to you on the Internet relating to the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: https://franklintempletonprod.widen.net/s/dhx9gfcztq/068_stmt_1222

The Information Statement describes recent changes involving the investment management of the Fund. The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies. The Fund is structured as a multi-manager fund (meaning the Fund’s assets are managed by multiple sub-advisors) and the Fund’s investment manager, K2/D&S Management Co., L.L.C. (“K2 Advisors”), has the ultimate responsibility, subject to oversight by the Trust’s Board of Trustees (the “Board”), to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement. K2 Advisors allocates the Fund’s assets among multiple sub-advisors who, as of the date of this notice and the Information Statement, are unaffiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.

Under an exemptive order from the U.S. Securities and Exchange Commission, K2 Advisors is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements with such sub-advisors without obtaining prior shareholder approval, but subject to the approval of the Board. At meetings held on July 12, 2022 and October 25, 2022, the Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and Capital Fund Management S.A. (“CFM”), pursuant to which CFM will begin managing an allocated portion of the Fund’s assets. On October 25, 2022, the Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and DLD Asset Management, LP (“DLD”), pursuant to which DLD will begin managing an allocated portion of the Fund’s assets.

A more detailed description of CFM and DLD (each, a “New Sub-Advisor” and collectively, the “New Sub-Advisors”) and their respective investment operations, information about the new sub-advisory agreements with the New Sub-Advisors, and the reasons the Board appointed the New Sub-Advisors, are included in the Information Statement.

This Notice of Internet Availability of Information Statement is being mailed beginning on or about January 6, 2023, to shareholders of record of the Fund as of December 19, 2022. To reduce Fund expenses, we try to identify related shareholders in a household and send only one copy of the Notice of Internet Availability of Information Statement. This process, called “householding,” will continue indefinitely unless you instruct us otherwise. If you prefer not to have this document householded, please call us at (800) 632-2301. The Information Statement will be available online until at least April 6, 2023. A paper or e-mail copy of the full Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN / (800) 342-5236. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                                                                                                      068 SHLTR 12/22

Franklin K2 Alternative Strategies Fund

A SERIES OF Franklin Alternative Strategies Funds

One Franklin Parkway

San Mateo, California 94403-1906

INFORMATION STATEMENT

This Information Statement describes recent changes involving the investment management of the Franklin K2 Alternative Strategies Fund (the “Fund”), a series of Franklin Alternative Strategies Funds (the “Trust”).  At meetings held on July 12, 2022 and October 25, 2022, the Trust’s Board of Trustees (the “Board” or the “Trustees”), on behalf of the Fund, approved a new sub-advisory agreement between K2/D&S Management Co., L.L.C. (“K2 Advisors”) and Capital Fund Management S.A. (“CFM”), pursuant to which CFM will begin managing an allocated portion of the Fund’s assets.  At a meeting held on October 25, 2022, the Trust’s Board, on behalf of the Fund, approved a new sub-advisory agreement between K2 Advisors and DLD Asset Management, LP (“DLD”), pursuant to which DLD will begin managing an allocated portion of the Fund’s assets.  CFM and DLD are collectively referred to herein as the “New Sub-Advisors,” and each, a “New Sub-Advisor.”  The Fund seeks to achieve its investment goal by allocating its assets across multiple non-traditional or “alternative” strategies.  K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee the Fund’s sub-advisors and recommend their hiring, termination and replacement.  K2 Advisors principally allocates the Fund’s assets among multiple sub-advisors which, from time to time, may include sub-advisors that are unaffiliated and affiliated with K2 Advisors and who will implement one or more non-traditional or alternative investment strategies.  The Fund is structured as a multi-manager fund.  Under an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”), K2 Advisors is permitted to appoint and replace both wholly owned and unaffiliated sub-advisors, and enter into, amend and terminate sub-advisory agreements without obtaining prior shareholder approval, but subject to the approval of the Board (the “Manager of Managers Order”).

This Information Statement is being made available via the internet beginning on or about January 6, 2023 to all shareholders of record of the Fund as of December 19, 2022 (the “Record Date”).  The Information Statement will be available online at https://franklintempletonprod.widen.net/s/dhx9gfcztq/068_stmt_1222 until at least April 6, 2023.  A paper or e-mail copy of this Information Statement may be obtained, without charge, by contacting the Fund at (800) DIAL BEN/(800) 342-5236.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Why am I receiving this Information Statement?

This Information Statement is being furnished to you by the Board to inform shareholders of recent changes in the investment management of the Fund.  The Board, upon the recommendation of K2 Advisors, has approved two new sub-advisory agreements between K2 Advisors and each of CFM and DLD (each, a “New Sub-Advisory Agreement” and together, the “New Sub-Advisory Agreements”).  This Information Statement provides details regarding the New Sub-Advisors, the New Sub-Advisory Agreements, and the reasons the Board appointed each New Sub-Advisor.

What is the Manager of Managers Structure?

The Fund is structured as a multi-manager fund and K2 Advisors has the ultimate responsibility, subject to oversight by the Board, to oversee sub-advisors and recommend their hiring, termination and replacement. K2 Advisors also, subject to the review and approval of the Board: sets the Fund’s overall investment strategy; evaluates, selects and recommends sub-advisors to manage all or a portion of the Fund’s assets; and implements procedures reasonably designed to ensure that each sub-advisor complies with the Fund’s investment goal, policies and restrictions.  Subject to review by the Board, K2 Advisors allocates and, when appropriate, reallocates the Fund’s assets among sub-advisors and monitors and evaluates the sub-advisors’ performance.  Each of the sub-advisors is responsible for selecting investments for that portion of the Fund’s portfolio allocated to it.  As part of the Fund’s multi-manager structure, the Trust has received the Manager of Managers Order.

The Fund, however, must comply with certain conditions when relying on the Manager of Managers Order.  One condition is that the Fund, by providing this Information Statement, inform shareholders of the hiring of any new wholly owned or unaffiliated sub-advisor within ninety (90) days after the hiring.

APPOINTMENT OF the new sub-advisors TO THE FUND

Why were the New Sub-Advisors appointed?

K2 Advisors recommended, and the Board approved, the appointment of the New Sub-Advisors to the Fund to manage a portion of the Fund’s assets using the below strategies:

Name of New Sub-Advisor	Strategy
CFM	Global Macro
DLD	Event Driven

Has the addition of the New Sub-Advisors increased the Fund’s fees and expenses?

No.  The addition of the New Sub-Advisors to the Fund has had no impact on the investment management fees charged to the Fund or the fees paid by Fund shareholders, because the fees paid by K2 Advisors to the Fund’s sub-advisors are deducted from the fees paid by the Fund to K2 Advisors.  The addition of the New Sub-Advisors to the Fund has not materially changed the manner in which the Fund seeks to achieve its investment goal or the level of services that are provided to the Fund.

Information about EACH NEW SUB-ADVISOR

CFM

CFM is an SEC-Registered investment adviser with its principal office and place of business located at 23 Rue de L’Universié Paris, France 75007.  CFM is a corporation organized under the laws of France.  CFM is owned 71% by its Board Members, 17% by other senior employees, and 12% by NGI Strategic Australia PTY Ltd, a fully owned subsidiary in Navigator Global Investments Limited’s group and located at Toowong Tower, Level 3, 9 Sherwood Road, Toowong, Queensland, 4066, Australia.  CFM has $6.6 billion in regulatory assets under management as of March 30, 2022.

The names and principal occupations of the principal executive officers and directors of CFM, as of the Record Date, are set forth below.  The business address of each person is 23 Rue de L’Universié, Paris, France 75007.

Name	Title
Jean-Philippe Bouchaud	Chairman
Jacques Saulière	CEO
Marc Potters	Chief Investment Officer
Philippe Jordan Laurent Laloux Martin Tornqvist	Board Member and Administrator Administrator Chief Compliance Officer

DLD

DLD is an SEC-registered investment adviser. Its principal office and place of business is located at 150 East 52nd Street, Suite 27001, New York, NY 10022.  DLD is a limited partnership organized under the laws of Delaware.  DLD Asset GP, LLC, a Delaware limited liability company, is the general partner of DLD.  Mark Friedman is the principal owner of DLD and the managing member of DLD Asset GP, LLC.  TriGran Ventures, LLC is a limited partner of and owns a minority interest in DLD.  DLD has approximately $4.0 billion in regulatory assets under management as of December 31, 2021.

The names and principal occupations of the principal executive officers and directors of DLD, as of the Record Date, are set forth below.  The business address of each person is 150 East 52nd Street, Suite 27001, New York, NY 10022.

Name	Title
Mark Friedman	Chief Investment Officer and Limited Partner
Naveen Dhuper	Chief Financial Officer
Bernard Frize	Chief Compliance Officer

material terms of the New sub-advisory agreementS

Below is a summary of the material terms of the New Sub-Advisory Agreements.  The terms are substantially similar to the terms of other sub-advisory agreements K2 Advisors has with the other unaffiliated sub-advisors for the Fund.

Services.  Subject to the overall policies, direction and review of the Board and to the instructions and supervision of K2 Advisors, each New Sub-Advisor provides certain investment advisory services for a portion of the Fund as agreed upon from time to time by K2 Advisors and the respective New Sub-Advisor, including the formulation and implementation of a continuous investment program for that portion of the Fund’s assets allocated to the New Sub-Advisor by K2 Advisors from time to time (the “Sub-Advised Portion”) and determining in its discretion the securities, cash and other financial instruments to be purchased, retained, sold, or exchanged for the Sub-Advised Portion in a manner consistent with the Fund’s investment strategy.

            Management Fees.  K2 Advisors compensates each New Sub-Advisor for providing investment advice and analysis and for managing its respective Sub-Advised Portion.  K2 Advisors pays each New Sub-Advisor for its services from the investment management fees it receives from the Fund.

Payment of Expenses. During the term of the New Sub-Advisory Agreement, the respective New Sub-Advisor will pay its own expenses incurred by it in connection with the activities to be provided by the New Sub-Advisor under the New Sub-Advisory Agreement other than the costs of financial instruments (including brokerage commissions, if any) acquired and disposed for the Sub-Advised Portion.  K2 Advisors and the Fund will be responsible for all of their respective expenses.

Continuance.  Each New Sub-Advisory Agreement will remain in effect for two years after its effective date, unless earlier terminated.  The effective date of each New Sub-Advisory Agreement is October 25, 2022.  As provided therein, each New Sub-Advisory Agreement is thereafter renewable annually (i) by a vote of the Board or (ii) by a vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the “1940 Act”), provided that in either event the continuance is also approved by a vote of the majority of the Board who are not parties to the New Sub-Advisory Agreement or “interested persons,” as defined in the 1940 Act, of any party to the New Sub-Advisory Agreement or the Fund (“Independent Trustees”), by a vote cast at a meeting called for the purpose of voting on such approval.

            Termination.  Each New Sub-Advisory Agreement may be terminated at any time, without payment of any penalty, (i) by the Board or by vote of a majority of the outstanding voting securities of the Fund, upon sixty (60) days’ written notice to K2 Advisors and the respective New Sub-Advisor, (ii) by K2 Advisors or the respective New Sub-Advisor upon at least sixty (60) days’ written notice to the other party, and (iii) by K2 Advisors or the Fund upon a material breach by the respective New Sub-Advisor of any of the New Sub-Advisor’s obligations or representations under the New Sub-Advisory Agreement if such breach is not corrected by the New Sub-Advisor within five (5) business days after notice thereof by K2 Advisors or the Fund. Each New Sub-Advisory Agreement shall terminate automatically in the event of any assignment thereof, as defined in the 1940 Act, and upon any termination of the investment management agreement between K2 Advisors and the Fund. In the event that there is a proposed reorganization or change in control of either New Sub-Advisor that, in Trust counsel’s judgment, would act to terminate the Sub-Advisory Agreement, the respective Sub-Advisor agrees to assume all reasonable costs and expenses (including the costs of printing and mailing) associated with the preparation of a proxy statement or information statement, as may be needed, related to the continuation or replacement of the Sub-Advisory Agreement with the respective Sub-Advisor.

Standard of Care.  Under each New Sub-Advisory Agreement, the New Sub-Advisor and its directors, officers or employees shall not be held liable to K2 Advisors, the Fund, or to any shareholder of the Fund in the absence of the New Sub-Advisor’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its duties, or untrue statement of material fact (or omission of such statement) pertaining to the Sub-Advised Portion or the New Sub-Advisor to the extent that such statement was reasonably made in reliance on information furnished to the Fund and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Advisor for use therein. Each New Sub-Advisor is required to indemnify and hold harmless the Fund, K2 Advisors and each of its affiliates, officers, directors, trustees, and employees for any losses, damages, costs and expenses incurred by them with respect to the New Sub-Advisor’s material breach of the New Sub-Advisory Agreement, willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties under the New Sub-Advisory Agreement, or any untrue statement of a material fact (or omission of such statement) pertaining to the Sub-Advised Portion or the New Sub-Advisor to the extent that such statement was reasonably made in reliance on information furnished to the Fund and K2 by the Sub-Adviser or any director, officer, agent or employee of the Sub-Adviser for use therein, together with all legal and other expenses reasonably incurred by any affiliates, officers, directors, trustees, and employees of the respective Sub-Advisor in connection with such liability. The New Sub-Advisory Agreements contain similar provisions pursuant to which K2 Advisors is required to indemnify the New Sub-Advisors.

What factors did the Board consider when approving the New Sub-Advisory Agreements?

In approving each New Sub-Advisory Agreement, the Board, including the Independent Trustees, determined that fees to be paid under each New Sub-Advisory Agreement were fair and reasonable and that approval of each New Sub-Advisory Agreement was in the best interests of the Fund and its shareholders. As part of the approval process, the Trustees considered the process undertaken and information provided during their consideration and approval on May 24, 2022 of the investment management agreement between K2 Advisors, and the Trust, on behalf of the Fund, and the sub-advisory agreements between K2 Advisors and the Fund’s existing sub-advisors.

In making the foregoing approvals, the Independent Trustees received assistance and advice from their independent counsel and, in addition to the materials provided at prior meetings, considered various materials related to each New Sub-Advisory Agreement including: (1) a copy of the proposed form of New Sub-Advisory Agreement for each New Sub-Advisor; (2) information describing the nature, quality and extent of services that each New Sub-Advisor would provide to the Fund, and the proposed sub-advisory fees payable to the New Sub-Advisor; (3) a report  from K2 Advisors on the diligence conducted on each New Sub-Advisor and the reasons for recommending each New Sub-Advisor as a sub-advisor for the Fund, including, but not limited to, each New Sub-Advisor’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (4) a report from the Trust’s Chief Compliance Officer regarding each New Sub-Advisor’s compliance program and capabilities, including each New Sub-Advisor’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto. The Board noted that the terms of each New Sub-Advisory Agreement were substantially similar to the terms of the sub-advisory agreements with the Fund’s existing sub-advisors.

The Board’s consideration of whether to approve each New Sub-Advisory Agreement on behalf of the Fund took into account several factors including, but not limited to, the following: (1) the nature and quality of the services to be provided by each New Sub-Advisor to the Fund under the respective New Sub-Advisory Agreement; (2) each New Sub-Advisor’s experience as a manager of other accounts; (3) each New Sub-Advisor’s strength and reputation within the industry; (4) the fairness of the compensation under each New Sub-Advisory Agreement; (5) the personnel, operations, financial condition, and investment management capabilities, methodologies and resources of each New Sub-Advisor; (6) profitability matters; (7) reports from K2 Advisors on the diligence conducted on each New Sub-Advisor and the reasons for recommending each New Sub-Advisor as a sub-advisor for the Fund, including, but not limited to, each New Sub-Advisor’s background, experience, personnel, operations, policies, procedures and compliance functions and plans for the integration of such operations, policies, procedures and compliance functions with those of K2 Advisors; and (8) a report from the Trust’s Chief Compliance Officer regarding each compliance program and capabilities, including each New Sub-Advisor’s policies and procedures in place to address potential conflicts of interest, and the diligence undertaken by the Trust’s Chief Compliance Officer with respect thereto. Particular attention was given to the due diligence and risk management procedures of K2 Advisors with respect to selecting and overseeing sub-advisors of the Fund, as well as each New Sub-Advisor’s risk management program and to derivatives and other complex instruments that are expected to be held by the Fund and how such instruments are expected to be used to pursue the Fund’s investment goal.

The following discussion relates to certain primary factors relevant to the Board’s decision to approve each New Sub-Advisory Agreement. This discussion of the information and factors considered by the Board (including the information and factors discussed above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

NATURE, EXTENT AND QUALITY OF SERVICES.  The Trustees reviewed the nature, extent and quality of the services to be provided by each New Sub-Advisor. In this regard, they reviewed the Fund’s investment goal and each New Sub-Advisor’s proposed investment strategy, and each New Sub-Advisor’s ability to implement such investment goal and/or investment strategy, including, but not limited to, each New Sub-Advisor’s trading practices and investment decision processes.  With respect to the New Sub-Advisory Agreement with CFM, the Board also considered the investment management services that the investment manager will provide to the Cayman Islands-based company, which is wholly owned by the Fund (the “Cayman Subsidiary”).

With respect to the sub-advisory services to be provided by each New Sub-Advisor, the Board noted the responsibilities that each New Sub-Advisor would have with respect to the Sub-Advised Portion, including, among others, implementing the investment strategies with respect to the Sub-Advised Portion and ensuring compliance with the investment strategies, policies, and limitations of the Sub-Advised Portion. The Trustees considered the successful performance of each New Sub-Advisor in managing other investment products with investment strategies similar to the investment strategies of the Sub-Advised Portion.

The Trustees reviewed the portfolio management team at each New Sub-Advisor that would be responsible for managing the Sub-Advised Portion, including the team’s performance, staffing, skills and compensation program. The Trustees considered various other products, portfolios and entities that are advised by each New Sub-Advisor, their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board also considered a report from the Trust’s Chief Compliance Officer regarding each New Sub-Advisor’s compliance program as such policies relate to the operations of the Fund. The Board considered the selection and due diligence process employed by K2 Advisors in proposing each New Sub-Advisor as a sub-advisor to the Fund, including the due diligence undertaken with respect to each New Sub-Advisor’s compliance capabilities and efforts to integrate each Sub-Advisor’s operations, policies, procedures and compliance functions with those of K2 Advisors.

Based on their review, the Trustees were satisfied with the nature and quality of the overall services to be provided by each New Sub-Advisor to the Fund and its shareholders and were confident in the abilities of each New Sub-Advisor to implement its proposed investment strategies, and to provide quality services to the Fund and its shareholders.

INVESTMENT PERFORMANCE.  The Board noted that, as each New Sub-Advisor had not provided any services to the Fund, there was no investment performance of each New Sub-Advisor with respect to the Fund. The Board considered the investment performance of each New Sub-Advisor in managing other investment products with similar investment strategies to the investment strategies of the Sub-Advised Portion. The Board also considered the performance benchmarks for the Fund and how such benchmarks would be utilized to measure the performance of each New Sub-Advisor in managing the Sub-Advised Portion.

COMPARATIVE EXPENSES AND PROFITABILITY.  The Board considered the cost of the services to be provided by each New Sub-Advisor. The Board also noted that it could not evaluate each New Sub-Advisor’s profitability with respect to the Fund since no assets had yet been allocated to each New Sub-Advisor.

The Board noted that the sub-advisory fees would be paid by K2 Advisors to each New Sub-Advisor and would not be additional fees to be borne by the Fund. The Board also noted that the sub-advisory fees to be paid by K2 Advisors to each New Sub-Advisor were the product of negotiations between K2 Advisors and each New Sub-Advisor and the Board considered the allocation of the investment management fee charged to the Fund between K2 Advisors and each New Sub-Advisor in light of the nature, extent and quality of the investment management services expected to be provided by K2 Advisors and each New Sub-Advisor. The Trustees considered various other products, portfolios and entities that are advised by each New Sub-Advisor, and the allocation of assets and expenses among and within them, as well as their relative fees and reasons for differences with respect thereto and any potential conflicts. The Board considered the extent to which each New Sub-Advisor may derive ancillary benefits from the Fund’s operations.

With respect to the impact on K2 Advisors’ and its affiliates’ profitability as a result of hiring each New Sub-Advisor as a sub-advisor to the Fund, the Board considered the following: (1) the fee waiver and expense limitation arrangements in effect, and the amount of Fund expenses that were absorbed since the inception of the Fund by K2 Advisors through such arrangements, (2) the level of sub-advisory fees to be paid to each New Sub-Advisor, and (3) K2 Advisors’ belief that hiring of each New Sub-Advisor will not have any material impact on K2 Advisors’ profitability.  With respect to the New Sub-Advisory Agreement with CFM, the Board also considered the investment management services that the investment manager will provide to the Cayman Subsidiary and the related fee waivers that were in place.

Based upon its consideration of all these factors, the Board determined that the sub-advisory fee structure for each New Sub-Advisor was fair and reasonable.

ECONOMIES OF SCALE.  The Board considered economies of scale that may be realized by each New Sub-Advisor as the Fund grows larger and the extent to which such economies of scale may be shared with Fund shareholders, as for example, in the level of the sub-advisory fees charged, in the quality and efficiency of services rendered and in increased capital commitments benefiting the Fund directly or indirectly. The Board concluded that economies of scale were deemed not to be a significant factor at that time in light of, among other matters, the fee waiver and expense limitation arrangement in effect.

CONCLUSION.  After consideration of the foregoing factors, and such other matters as were deemed relevant, and with no single factor being determinative to their decision, the Trustees—including a majority of the Independent Trustees—with the assistance of independent counsel approved each New Sub-Advisory Agreement, including the fees payable thereunder, with each New Sub-Advisor for the Fund.

ADDITIONAL INFORMATION ABOUT THE TRUST

The Investment Manager and Sub-Advisors

K2 Advisors currently serves as the Fund’s investment manager pursuant to an amended and restated investment management agreement dated October 1, 2017, between the Trust, on behalf of the Fund, and K2 Advisors (the “Management Agreement”).  The Management Agreement was most recently approved and renewed by the Board, including the Independent Trustees, on May 24, 2022.  K2 Advisors’ principal offices are located at 300 Atlantic Street, 12th Floor, Stamford, Connecticut 06901. Together, K2 Advisors and its affiliates manage, as of November 30, 2022, $1.41 trillion in assets. K2 Advisors has been in the investment management business since 1994.  K2 Advisors is a wholly owned subsidiary of Franklin Resources, Inc. (“Resources”).  Resources is a publicly owned holding company with its principal offices located at One Franklin Parkway, San Mateo, California 94403-1906. The principal stockholders of Resources are Charles B. Johnson and Rupert H. Johnson, Jr., who owned approximately 20% and 21%, respectively, of its outstanding shares as of October 31, 2022.  The shares deemed to be beneficially owned by Charles B. Johnson include certain shares held by three private charitable foundations for which he is a trustee, of which he disclaims beneficial ownership.  The shares deemed to be beneficially owned by Rupert H. Johnson, Jr. include certain shares held by a private charitable foundation for which he is a trustee or by his spouse, of which he disclaims beneficial ownership.

 The Trustees who are interested persons of K2 Advisors or its affiliates and certain officers of the Trust who are shareholders of Resources are not compensated by the Trust or the Fund for their services, but may receive indirect remuneration due to their participation in management, advisory and other fees received by K2 Advisors and its affiliates from the Fund.

The Trust employs K2 Advisors to manage the investment and reinvestment of the Fund’s assets, to administer its affairs and to provide or procure, as applicable, administrative and other services, subject to the oversight of the Board.  Under the Management Agreement,  K2 Advisors has the authority to supervise and direct the Fund’s investments and has the discretion to determine from time to time what securities and other investments will be purchased or sold by the Fund and what portion of its assets will be invested or held uninvested as cash. K2 Advisors also may place orders with or through such brokers, dealers or futures commissions merchants as it may select.  In addition, K2 Advisors has the authority and discretion to delegate its investment management responsibilities through the appointment of one or more sub-advisors. In allocating the Fund’s assets, K2 Advisors has discretion to not allocate any assets to one or more sub-advisors at any time.

The Fund pays K2 Advisors a fee equal to an annual rate based on the Fund’s average daily value of its net assets for managing the Fund’s assets, including investment advisory services and Fund administration services, as listed below:

•       1.90% of the value of net assets up to and including $1 billion;

•       1.85% of the value of net assets over $1 billion up to and including $1.5 billion;

•       1.80% of the value of net assets over $1.5 billion up to and including $3 billion; and

•       1.75% of the value of net assets in excess of $3 billion.

The fee is calculated daily and paid monthly according to the terms of the Management Agreement. Each class of the Fund’s shares pays its proportionate share of the fee.  K2 Advisors has contractually agreed to waive the investment management fee it receives from the Fund in an amount equal to the investment management fee paid by a Cayman Islands-based company that is wholly owned by the Fund (the “Subsidiary”).  This waiver may not be terminated and will remain in effect for as long as K2 Advisors’ contract with the Subsidiary is in place.  In addition, K2 Advisors has contractually agreed to waive or assume certain expenses so that total annual Fund operating expenses (excluding Rule 12b-1 fees; acquired fund fees and expenses; expenses related to securities sold short; and certain non-routine expenses) for the Fund do not exceed 1.95% until September 30, 2023.  With respect to Class R6, the transfer agent has contractually agreed to cap transfer agent fees for Class R6 shares of the Fund so that transfer agent fees for that class do not exceed 0.03% until September 30, 2023.  The investment management fees, as a percentage of the Fund’s net assets, before and after such waiver for the fiscal year ended May 31, 2022 were 1.89% and 1.74%, respectively.  For the fiscal year ended May 31, 2022, the aggregate amount of the investment management fees paid by the Fund to K2 Advisors was $23,740,853 (after fee waivers).  Investment management fees before waivers totaled $25,831,040.

            K2 Advisors compensates each sub-advisor for providing investment advice and analysis and for managing its respective portion of the assets allocated to it from time to time.  K2 Advisors pays each of the sub-advisors for their services from the investment management fees it receives from the Fund.  During the fiscal year ended May 31, 2022, K2 Advisors paid the unaffiliated sub-advisors a fee, in the aggregate, equal to the annual rate of 0.86%.  For the last fiscal year ended May 31, 2022, the aggregate amount of sub-advisory fees paid by K2 Advisors to the unaffiliated sub-advisors was $12,014,344.  During the fiscal year ended May 31, 2022, in the aggregate, K2 Advisors retained, or paid to wholly-owned sub-advisors, $13,816,696, equal to an annual rate of 0.99% (which amounted to 0.84% or $11,726,509 after waivers).

The Fund’s current sub-advisors and their associated strategies are listed below.

Name of Sub-Advisor	Strategy
ActusRayPartners Limited	Long Short Equity
Chilton Investment Company, Inc.	Long Short Equity
Electron Capital Partners, LLC	Long Short Equity
Jennison Associates, LLC	Long Short Equity
Portland Hill Asset Management Limited	Long Short Equity
Wellington Management Company, LLP	Long Short Equity
Apollo Credit Management LLC	Relative Value
Benefit Street Partners L.L.C.	Relative Value
Ellington Global Asset Management, LLC	Relative Value
Lazard Asset Management, LLC	Relative Value
Loomis Sayles & Company, L.P.	Relative Value
One River Asset Management, LLC	Relative Value
Bardin Hill Arbitrage IC Management LP	Event Driven
DLD Asset Management, LP	Event Driven
P. Schoenfeld Asset Management L.P.	Event Driven
BlueBay Asset Management LLP	Global Macro
Capital Fund Management S.A.	Global Macro
Emso Asset Management Limited	Global Macro
Graham Capital Management, L.P.	Global Macro
RV Capital Management Private Ltd.	Global Macro

In order to gain exposure to commodities, the Fund has established the Subsidiary to invest in commodity-linked derivatives, including swaps, certain commodity-linked notes, options, futures and options on futures.  The Fund must meet certain requirements under the Internal Revenue Code for favorable tax treatment as a regulated investment company, relating to sources of its income and diversification of its assets.  The Fund intends to treat the income from its investment in the Subsidiary as qualifying income realized in connection with its investment in the stock of the Subsidiary.  The tax treatment of commodity-linked derivative instruments may be adversely affected by changes in legislation, regulations or other legally binding authority which may, in turn, affect the Fund’s investment in the Subsidiary.

The Administrator

The Administrator for the Fund is Franklin Templeton Services, LLC (“FT Services”), with offices at One Franklin Parkway, San Mateo, California 94403-1906.  FT Services is an indirect, wholly owned subsidiary of Resources and an affiliate of K2 Advisors and the Fund’s principal underwriter.  The Bank of New York Mellon, Mutual Funds Division, 100 Church Street, New York, New York 10286, has an agreement with FT Services to provide certain sub-administrative services for the Fund.  The administrative services The Bank of New York Mellon provides include, but are not limited to, certain fund accounting, financial reporting, tax, corporate governance treasury and compliance and legal administration services.

The Principal Underwriter

The principal underwriter for the Fund is Franklin Distributors, LLC (“Distributors”). Distributors is located at One Franklin Parkway, San Mateo, California 944031906.  As principal underwriter, Distributors receives underwriting commissions and 12b-1 fees pursuant to separate Rule 12b-1 plans adopted by the Board for the Fund, which fees are used for, among other things, service fees paid to securities dealers, advertising expenses and the costs of printing sales material and prospectuses.  Distributors does not receive compensation from the Fund for acting as underwriter of the Fund’s Class R6 and Advisor Class shares.  In connection with the offering of the Fund’s Class A and C shares, Distributors received $ 93,444 in total commissions and retained $10,984 for the fiscal year ended May 31, 2022.  Distributors also received $1,645 in connection with the redemption or repurchase of shares for the fiscal year ended May 31, 2022. For the fiscal year ended May 31, 2022, amounts paid or accrued to be paid by the Fund under the Fund’s Class A 12b-1 plan were $255,230, under the Fund’s Class C 12b-1 plan were $290,054, and under the Fund’s Class R 12b-1 plan were $5,290.

The Transfer Agent

The transfer agent and shareholder servicing agent for the Fund is Franklin Templeton Investor Services, LLC, located at 3344 Quality Drive, Rancho Cordova, California 95670-7313.

Other Matters

The Fund’s audited financial statements and annual report for its last completed fiscal year, and any subsequent semi-annual report to shareholders, are available free of charge.  To obtain a copy, please call (800) DIAL BEN/ (800) 342-5236 or send a written request to Franklin Templeton Investor Services, LLC, P.O. Box 33030, St. Petersburg, Florida 33733-8030.

Principal Shareholders

The outstanding shares and classes of the Fund as of December 19, 2022, are set forth in Exhibit A.

From time to time, the number of shares held in “street name” accounts of various securities dealers for the benefit of their clients may exceed 5% of the total shares outstanding of any class of the Fund.  To the knowledge of the Fund’s management, as of December 19, 2022, there were no other entities, except as set forth in Exhibit A, owning beneficially more than 5% of the outstanding shares of any class of the Fund.

In addition, to the knowledge of the Trust’s management, as of December 19, 2022, no Trustee of the Trust owned 1% or more of the outstanding shares of any class of the Fund.  The Trustees and officers, as a group, of the Trust owned less than 1% of the outstanding shares of each class of shares of the Fund.

Contacting the Board

If a shareholder wishes to send a communication to the Board, such correspondence should be in writing and addressed to the Board at the Trust’s offices, One Franklin Parkway, San Mateo, California 94403-1906, Attention:  Secretary. The correspondence will be given to the Board for review and consideration.

EXHIBIT A

OUTSTANDING SHARES OF THE Franklin K2 Alternative Strategies Fund AS OF DECEMBER 19, 2022

Franklin K2 Alternative Strategies Fund	Outstanding Shares
Class A Shares	7,866,686.49
Class C Shares	1,895,178.03
Class R Shares	34,368.19
Class R6 Shares	4,818,915.78
Advisor Class Shares	74,918,997.53
Total	89,534,146.02

5% SHAREHOLDERS

Entities Owning Beneficially more than Five Percent (5%) of the Outstanding Shares of any Class of Franklin K2 Alternative Strategies Fund as of December 19, 2022

Class	Name and Address of Account	Share Amount	Percentage of Class (%)
Class A Shares	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr 499 Washington Boulevard Jersey City, NJ 07310-1995	1,025,054.35	13.03
	Morgan Stanley Smith Barney LLC* 1 New York Plaza FL 12 New York, NY 10004-1901	911,666.54	11.59
	WFCS LLC* 2801 Market Street Saint Louis, MO 63103	807,607.89	10.27
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	757,937.07	9.63
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	726,140.16	9.23
	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East FL 2 Jacksonville, FL 32246-6484	620,270.34	7.88
	American Enterprise Investment SVC* 707 2nd Avenue South Minneapolis, MN 55402-2405	572,852.62	7.28
Class C Shares	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East FL 2 Jacksonville, FL 32246-6484	258,643.88	14.40
	Morgan Stanley Smith Barney LLC* 1 New York Plaza FL 12 New York, NY 10004-1901	258,643.88	13.65
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	257,605.77	13.59
	WFCS LLC* 2801 Market Street Saint Louis, MO 63103	214,037.83	11.29
	Raymond James* Attn: Courtney Waller 880 Carillon Parkway St Petersburg, FL 33716-1102	201,107.62	10.61
	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr 499 Washington Boulevard Jersey City, NJ 07310-1995	142,160.36	7.50
	LPL Financial* Attn: Mutual Fund Trading 4707 Executive Drive San Diego, CA 92121-3091	95,852.50	5.06
Class R Shares	Mid Atlantic Trust Company* Spectral Evolution 401 K Plan 1251 Waterfront Place, Suite 525 Pittsburgh, PA 15222	9,410.29	27.38
	Michael Stufflebeam TRSTE Smiles in Motion PC Defined Benefit Plan 207 East Church Street, Suite 3 Marshalltown, IA 50158-2972	8,109.86	23.60
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	4,689.84	13.65
	FTIOS Custodian For Ruth R. Myers P.O. Box 33030 St. Petersburg, FL 33733-8030	2,551.86	7.43
	FTIOS Custodian For Science Olympiad FBO Sharon M. Putz P.O. Box 33030 St. Petersburg, FL 33733-8030	2,422.08	7.05
	FTIOS Custodian For Edward Sarno P.O. Box 33030 St. Petersburg, FL 33733-8030	2,072.14	6.03
Class R6 Shares	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr 499 Washington Boulevard Jersey City, NJ 07310-1995	1,900,169.01	39.43
	Keybank NA* P.O. Box 94871 Cleveland, OH 44101-4871	625,134.15	12.97
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	619,870.53	12.86
	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East FL 2 Jacksonville, FL 32246-6484	551,384.18	11.44
	Keybank NA* P.O. Box 94871 Cleveland, OH 44101-4871	317,122.69	6.58
Advisor Class Shares	National Financial Services LLC* Attn: Mutual Fund Department 4th Flr 499 Washington Boulevard Jersey City, NJ 07310-1995	14,627,037.40	19.52
	Merrill Lynch Pierce Fenner & Smith* Attn: Fund Administration 4800 Deer Lake Drive East FL 2 Jacksonville, FL 32246-6484	10,783,689.60	14.39
	Dengel Co. C/O Fiduciary Trust Company Intl. PO Box 3199 NY, NY 10008	9,340,388.64	12.47
	Morgan Stanley Smith Barney LLC* 1 New York Plaza FL 12 New York, NY 10004-1901	8,777,976.47	11.72
	Charles Schwab & Co* 211 Main Street San Francisco, CA 94105-1905	8,438,624.58	11.26
	WFCS LLC* 2801 Market Street Saint Louis, MO 63103	6,813,401.41	9.09
	Pershing LLC* 1 Pershing Plaza Jersey City, NJ 07399-0001	3,768,328.83	5.03

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* For the benefit of its customer(s).

                                                                                                                                                                     068 STMT 12/22

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